SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D. C. 20549



                           FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   December 23,
1997




                  WISCONSIN ENERGY CORPORATION
    (Exact name of registrant as specified in its charter)



                             1-9057
                    (Commission file number)

      Wisconsin                                 39-1391525
  (State or other jurisdiction of         (I.R.S. Employer
Identification No.)
   incorporation or organization)


231 West Michigan Street, P.O. Box 2949, Milwaukee, Wisconsin
53201
          (Address of principal executive offices)
(Zip Code)


                         (414) 221-2345
      (Registrant's telephone number, including area code)





                         NOT APPLICABLE
 -------------------------------------------------------------
 (Former name or former address, if changed since last report)







FORM 8-K

                        WISCONSIN ENERGY CORPORATION
                        ----------------------------


ITEM 5.  OTHER EVENTS

1998 Test Year:    On September 22, 1997, Wisconsin Electric
Power Company ("WE", the principal subsidiary of Wisconsin Energy Corporation ("WEC")) filed testimony and exhibits with the Public Service Commission of Wisconsin ("PSCW") related to the 1998 test year showing a $220.4 million revenue deficiency for its Wisconsin utility operations based upon a regulatory return on equity of 12.5%, up from 11.8% authorized since February 13, 1997. The dollar impacts and percentage increases on an annualized basis requested for Wisconsin retail services were $192.7 million or 15.3% for electric operations, $26.5 million or 7.9% for gas operations and $1.2 million or 9.0% for the City of Milwaukee steam operations. WE asked the PSCW for an interim increase in the amount of $200 million, effective January 1, 1998 and subject to refund, in the event the PSCW was unable to issue a final order by that date.

On December 23, 1997, the PSCW issued an order authorizing interim rate increases, effective January 1, 1998 and subject to refund pending a final rate order, in the amount of $154 million. The dollar impacts and percentage increases of the interim order on an annualized basis for Wisconsin retail services are $134.9 million or 10.7% for electric operations, $18.5 million or 5.5% for gas operations and $827,000 or 6.3% for the City of Milwaukee steam operations. WE currently expects the PSCW to hold additional public hearings on WE's September 22, 1997 filing during the first quarter of 1998 and to issue a final order during the second quarter of 1998.

Fuel Cost Adjustment Procedure: Extended outages at Point Beach Nuclear Plant ("Point Beach"), an extended maintenance outage at Oak Creek Power Plant that was concluded in June 1997, delayed commercial operation of LSP-Whitewater L.P.'s Whitewater cogeneration facility, and higher than projected purchased power costs due to regional generation outages resulted in increased fuel and purchased power costs at WE during 1997. WE currently estimates that such costs were $112 million higher than those reflected in 1997 base electric rates in all jurisdictions.

In the first quarter of 1997, WE filed a request with the PSCW requesting recovery of the estimated increase in fuel and purchased power costs properly allocated to the Wisconsin jurisdiction. Effective May 24, 1997, the PSCW approved a $0.00109 per kilowatt-hour interim fuel surcharge, subject to refund, collectible during the 1997-1998 biennial period.
Because of delays in the schedule to restart Point Beach, WE filed a second request with the PSCW in the third quarter of 1997 to recover additional increased fuel and purchased power costs above those included in the PSCW's May 24, 1997 interim fuel order. In the second fuel filing, WE requested an additional fuel surcharge of $0.00110 per kilowatt-hour to be effective during 1998.

ITEM 5.  OTHER EVENTS (Cont'd)

On December 23, 1997, the PSCW issued a combined final order on the two fuel filings made by WE during 1997 authorizing WE to recover $27.2 million of additional 1997 fuel and purchased power costs from Wisconsin retail electric customers during the 1997-1998 biennial period. The maximum amount potentially recoverable in Wisconsin under applicable fuel rules was $59 million. Effective January 1, 1998, the PSCW approved a $0.00159 per kilowatt-hour fuel surcharge that will remain effective through April 30, 1998 or the date when WE's next final rate order becomes effective, whichever comes sooner. WE estimates that of the $112 million of additional 1997 fuel and purchased power costs, it will recover in all jurisdictions a total of $28.6 million, leaving $83.4 million unrecovered.

See ITEM 1. LEGAL PROCEEDINGS - "RATE MATTERS" in Part II of WE's and WEC's Quarterly Reports on Form 10-Q for the quarter ended
September 30, 1997 for additional information related to the 1998
Test Year and to the Fuel Cost Adjustment Procedure.






























FORM 8-K

                        WISCONSIN ENERGY CORPORATION
                        ----------------------------
                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          WISCONSIN ENERGY
CORPORATION
                                      ---------------------------
---------
                                                   (Registrant)



                                /s/C. H. Baker
                                      ---------------------------
-----------
   Date: January 8, 1998              C. H. Baker, Treasurer,
Chief
                                         Financial Officer and
duly
                                         authorized officer